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                                                                    EXHIBIT 99.1

[LOGO] PROTON                             news
       ENERGY SYSTEMS                     Proton Energy Systems, Inc.
                                          10 Technology Drive
                                          Wallingford, CT 06492
                                          (NASDAQ: PRTN)

FOR IMMEDIATE RELEASE                     CONTACTS FOR THE MEDIA
Thursday, May 22, 2003                    Ellen Yui
                                          (301) 270-8571/ellenyui@yuico.com
INVESTOR RELATIONS CONTACT                Elizabeth Grace
AT PROTON ENERGY SYSTEMS                  (561) 989-9855/lizkgrace@aol.com
Francis X. Moran (203) 678-2355
                                          CONTACTS AT
                                          THE FINANCIAL RELATIONS BOARD
                                          Marilynn Meek: General Information
                                          (212) 445-8451
                                          Nicole Engel: Analysts (212) 445-8452

                      PROTON ENERGY SYSTEMS, INC. ANNOUNCES
                   ACQUISITION OF NORTHERN POWER SYSTEMS, INC.
        Proton to make special $1 per share distribution to shareholders

WALLINGFORD, CT--Proton Energy Systems, Inc. (NASDAQ: PRTN), a leading manufacturer of hydrogen generators and regenerative fuel cell systems, announced today that it will acquire Northern Power Systems, Inc., a leader in the design, manufacture, and installation of integrated on-site power systems for stationary commercial and industrial applications. Together, the companies will offer a wide array of practical energy technologies, including Proton's advanced hydrogen generation products and Northern's state-of-the-art renewable and fossil-fuel power systems, to meet critical power needs of customers around the globe--the hallmark of Northern's 29-year history. Both companies believe that with the growing interest in the "hydrogen economy," this transaction will accelerate widespread understanding and adoption of the essential link between renewable power and hydrogen as a fuel for energy sustainability.

Proton will pay $27.5 million to Northern's security holders, approximately two-thirds in cash and the balance in Proton common stock. Northern's security holders will also receive warrants to purchase approximately 2.5 million shares of Proton stock.

To underscore its commitment to commercial self-sufficiency and shareholder value, Proton also plans to make a special cash distribution of $1 per share, or approximately $33.5 million based on current shares outstanding, payable on June 20, 2003 to shareholders of record as of June 6, 2003. Proton has decided to make this distribution for several reasons: First, Proton expects that the cash requirements for the combined business following the acquisition of Northern are less than Proton's current cash on hand. Second, Proton believes that investors are attracted to the company's long-term vision, but look for assurance of fiscal discipline. Third, Northern's business is centered on positive project margins. And finally, both companies have enjoyed considerable success securing government and other outside funding for advanced energy demonstration projects, meaning that the combination is expected to reduce internally-funded R&D capital requirements.

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Northern Power Systems has developed stand-alone and grid-connected power systems built upon proven combustion and renewable technologies to meet critical energy requirements in hundreds of applications worldwide. Combining Northern's application expertise with Proton's products that convert excess and renewable power into hydrogen fuel is expected to result in a broadened array of opportunities for both companies.

"We have worked with Northern over the past several years and are excited about bringing together the top-flight engineers and scientists of both companies to form a leader in the distributed power industry," said Walter W. "Chip" Schroeder, president and CEO of Proton Energy Systems, Inc. "The commercial and industrial markets are ready for products that can give end-users more control over the cost and quality of their energy. Northern has already proven its skills in originating and developing distributed generation projects, thereby adding a valuable dimension to Proton's business plan. At the same time, continuing global concerns for pollution and fossil-fuel depletion will create the environment for a growing array of demonstration programs that will validate Proton's vision for energy sustainability."

According to Clint "Jito" Coleman, president and CEO of Northern Power Systems, Inc., "Joining forces with Proton is a perfect opportunity for all of us here at Northern. Proton knows our strengths, understands our role, and brings the technology and financial resources that will enable us to build value faster than either of us could achieve separately. Northern brings an established business model and channel that will position the combined entity to more rapidly deliver Proton's leading-edge hydrogen technologies into the marketplace."

In his announcement of the acquisition, Schroeder characterized the $33.5 million disbursement as "a tangible example of Proton's commitment to properly meet the needs of today's shareholders, while advancing breakthrough technology for tomorrow's energy marketplace." The $1-per-share distribution is expected to represent a tax-free return of capital to Proton's shareholders to the extent of their adjusted tax basis in the company's common stock. Proton recommends that its stockholders consult their tax advisor to determine the proper characterization of this distribution.

Robert W. Shaw, Jr., Ph.D., chairman of Proton's board of directors is also chairman of Northern's board of directors. Venture funds affiliated with Dr. Shaw hold approximately 12% and 52% respectively of the outstanding stock of Proton and Northern. Dr. Shaw has not participated in negotiations on behalf of either company, nor did he vote on the transaction as a board member for either company.

Adams, Harkness & Hill, Inc. rendered a fairness opinion to the special committee of Proton's Board of Directors in connection with the acquisition of Northern Power Systems, Inc.

The transaction is subject to approval by the shareholders of Proton and Northern; closing is anticipated in the third quarter 2003. The transaction will be structured so that after closing, Northern and Proton's hydrogen business will be held as separate subsidiaries of a to-be-formed corporate parent.

SEC Filings
Proton will file a Registration Statement on Form S-4 with the Securities and Exchange Commission (SEC) in connection with the acquisition; Proton and Northern will file with the SEC and mail to stockholders a Joint Proxy Statement/Prospectus. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information

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about Proton, Northern, the transaction, and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Proton and Northern through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from Proton by contacting Frank Moran at (203) 678-2355 or from Northern by contacting Doug Schwab at (802) 496-2955, extension 283.

Proton and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the transactions contemplated by the merger agreement. Information regarding Proton's directors and executive officers is contained in Proton's Form 10-K for the year ended December 31, 2002 and its proxy statement dated April 28, 2003, which are filed with the SEC. As of April 11, 2003, Proton's directors and executive officers beneficially owned approximately 9.5 million shares, or 28%, of Proton common stock. A more complete description will be available in the Registration Statement and the Joint Proxy Statement Prospectus.

Conference Call
Proton Energy Systems will conduct a conference call today at 11:00 a.m. ET to discuss this transaction. Individuals wishing to participate in the conference call should dial (800) 366-7417. For interested individuals unable to join the call, a replay will be available beginning May 23rd, 2003 through May 30, 2003, by dialing (800) 405-2236, pass code 539886. The call will also be broadcast live over the Internet and can be accessed by all interested parties at www.vcall.com or through the investors' section of the Proton Energy Systems website at www.protonenergy.com.

About Northern Power Systems, Inc.
Northern Power Systems, Inc., is headquartered in Waitsfield, Vermont and employs 100 people with engineering, fulfillment, and customer-support capabilities. Northern Power Systems designs, builds and installs ultra-reliable power solutions for commercial, industrial, government and military customers. Since its founding in 1974, Northern has installed over 800 systems in 45 countries on all seven continents. With a record of success in traditional and emerging technologies, Northern's systems offer customers reduced operating expenses, minimized risk and reduced pollution.

About Proton Energy Systems, Inc.
Proton Energy Systems, Inc. designs, develops and manufactures Proton Exchange Membrane, or PEM, electrochemical products that it employs in hydrogen generating devices and in regenerative fuel cell systems that function as power generating and energy storage devices. Proton's HOGEN(R) and FuelGen(TM) hydrogen generators produce hydrogen from electricity and water in a clean and efficient process using its proprietary PEM technology.

Forward-looking Statements
This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Proton's goals, guidance, revenue projections and other

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statements that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, words such as "anticipates," "believes," "could," "estimate," "expect," "intend," "may," "might," "should," "will," and "would" and other forms of these words or similar words are intended to identify forward-looking information. Proton's actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Proton disclaims any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Proton's forward-looking statements include, but are not limited to, our failure to complete development of our products, failure of our products to achieve commercial acceptance, our inability to expand our production facilities, manufacture our products at commercially acceptable costs or establish distribution relationships, the impact of competitive products and other factors detailed in Proton's Form 10-Q for the quarter ended March 31, 2003 and other filings made from time to time with the SEC.

For a Webcast of the announcement, go to Proton's Website www.protonenergy.com or to Northern's Website www.northernpower.com and click on the acquisition announcement icon.

PROTON(R), HOGEN(R), UNIGEN(R), FUELGEN(TM), HIPRESS(TM) and TRANSFORMING ENERGY(TM) are trademarks or registered trademarks of Proton Energy Systems, Inc.

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